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                                                                 Exhibit (2)-4

                                 Exhibit 7.13
                                 ------------

                               BOARD COMMITTEES
                               ----------------

The Board of Directors of the Company shall have the following committees. Each of such committees will have four (4) members, with WEC selecting two (2) members of each such committee and NSP selecting two (2) members of each such committee. The chair of each such committee shall be selected by the party set forth below:



                 Committee                     Chair Selected By
                 ---------                     -----------------

            Executive Committee                        NSP

            Nominating Committee                       WEC

            Compensation Committee                     NSP

            Audit Committee                            NSP

            Finance Committee                          WEC

            Nuclear Oversight Committee                WEC
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